SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:
{X}	Preliminary Information Statement

{ }	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d))

{ }	Definitive Information Statement

BIO MATRIX SCIENTIFIC GROUP, INC.

(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (Check The Appropriate Box):

{x}	No fee required.

{ }	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
Common Stock
Preferred Stock
	2)	Aggregate number of securities to which transaction applies:

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A in aggregate cash to be received by Registrant (rule 240.0-11(c)(2)).

	4)	Proposed maximum aggregate value of transaction: _______________________

{ }
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:____

	2)	Form, Schedule, or Registration Statement No.:___

	3)	Filing Party:___

	4)	Date Filed:___

BIO MATRIX SCIENTIFIC GROUP, INC.
8885 Rehco Road, San Diego, California 92121
San Diego, California 92121

__, 2008

To Our Stockholders:
This information statement is provided on or about ________2008 by Bio-Matrix Scientific Group, Inc., a Delaware corporation (“We”, “Us”, “Our” or the “Company”), to holders of our outstanding shares of common and preferred  stock pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended.  The purpose of this information statement is to inform our stockholders that our board of directors (the “Board”) has recommended and a majority of our stockholders have voted in favor of  amending the Certificate of Incorporation of the Company to permit the following actions:

A. To grant the full authority permitted by law to the Board of the Company to issue, from time to time,  multiple series of Preferred Stock and the number of shares constituting each such series and to fix by resolution full or limited, multiple or  fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Preferred Stock that may be desired. And, subject to the limitation on the total number of shares of Preferred Stock which the Corporation has authority to issue , the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding.

B. To grant the full authority permitted by law to the Board of the Company to issue, from time to time,  multiple series of Common Stock and the number of shares constituting each such series and to fix by resolution full or limited, multiple or  fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Common Stock that may be desired. And, subject to the limitation on the total number of shares of  Common Stock which the Corporation has authority to issue , the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding.

The abovementioned amendments will become effective upon filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. This filing will not occur until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

As of  May 29,  2008, we had 100,000,000 shares of common stock, $.001 par value per share, authorized, of which 23,799,528  were issued and outstanding and  20,000,000 shares of preferred stock, $.001 par value,  authorized of which  3,721,230    were issued and outstanding.  Certain of our stockholders, together holding at least a majority of our outstanding shares of stock, have executed a written consent in favor of the action described above.  Because stockholders holding a majority of our outstanding shares of stock have voted in favor of the proposed action, no votes of our other stockholders are required to approve the above-referenced action.  This information statement is being sent to you for information purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.
Very truly yours,
David Koos
President, CEO, Chairman,

The date of this Information Statement is ____________, 2008.

STOCKHOLDERS ENTITLED TO VOTE

On May 29, 2008, the Board unanimously approved the proposed actions and recommended that such proposal be submitted for stockholder approval.

The Board has fixed the close of business on  May 29 , 2008, as the record date for determining the stockholders entitled to notice of the above noted action.   Adoption of the proposed action requires the approval of our stockholders holding not less than a majority of our issued and outstanding common stock.  As of  May 29, 2008, 23,799,528 shares of our common stock were issued and outstanding and 3,721,230  shares of preferred stock were issued and outstanding.  Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our preferred stock outstanding entitles the holder to one vote on all matters brought before the stockholders.

Certain of our stockholders, together holding at least a majority of our outstanding shares of stock, have executed a written consent voting in favor of the proposed action.  Because stockholders holding a majority of our outstanding shares of common stock have voted in favor of the proposed action, no votes of our other stockholders are required to approve the action described herein.  Accordingly, this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 29, 2008, information with respect to beneficial ownership of our common stock by (i) each person known to us to beneficially own more than 5% of our common stock, (ii) each named executive officer, (iii) each of our Directors and (iv) all of such Directors and officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 8885 REHCO RD.SAN DIEGO CA92121	13,071,955 common	54.93%
Common	Brian Pockett C/o Bio-Matrix Scientific Group, Inc 8885 REHCO RD.SAN DIEGO CA92121	176,960 common	1%
Common	BMXP Holdings Shareholder Business Trust 1010 University Ave #40, San Diego, CA 92103	11,462,570 common	48.16%
Common	All Officers and Directors As a Group(c)	13,248,915 common	55.67%

(a) Includes 11,462,570 Common Shares owned by BMXP Holdings Shareholder Business Trust. Dr. David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. as well as beneficial owner of 24% of the BMSN common shares owned by the Trust.  Mr. Brian Pockett is a beneficial owner of 14% of the BMSN common shares owned by the Trust. (b) Includes shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by Dr. David Koos. (c) Combined holdings of BMXP Shareholder Business Trust,  Bombardier Pacific ventures, Dr. David Koos’ direct holdings and Mr. Brian Pockett’s direct holdings.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed action by the Board or the voting stockholders for which Delaware law, our Certificate of Incorporation or our Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director has a substantial interest, either directly or indirectly, in the favorable action regarding the resolution.

PURPOSE OF ACTIONS

The Board of Directors believes that being granted the ability to issue multiple series of common and preferred stock will be beneficial to us in that, among other factors, it will grant us greater flexibility in issuing securities for various corporate purposes, including mergers and acquisitions, stock dividends, stock splits, stock options, and convertible debt and equity financings, and compensation of officers and others, in each case as the Board of Directors determines in its discretion. The actions with respect to the abovementioned amendments to our certificate of incorporation are not being taken by us in response to any current offer of financing, employment or retention of any person or firm or any currently anticipated merger with, or acquisition of or by, another entity. The Board of Directors is taking under consideration the issuance of a separate series of common shares (“Tracking Stock”) tied solely to the our  planned line of medical devices (approximately 192 disposable instruments for use in the plastic surgery field and stem cell research) entitled to receive dividends, if and when declared, out of profits, if any, derived from the marketing and sale of the our  planned line of medical devices. However, no assurance can be given that the Tracking Stock will be authorized or issued by the Board of Directors  subsequent to the aforementioned amendment to the Certificate of Incorporation.

EFFECT ON SHAREHOLDERS

 Our Board  will , once the amendment to the Certificate of Incorporation becomes effective, have the authority to issue

(a) shares of preferred stock in one or more series and to establish the preferred stock’s voting powers, preferences and other rights and qualifications without any further vote or action by the stockholders and

(b) shares of common stock in one or more series and to establish the common stock’s voting powers, preferences and other rights and qualifications without any further vote or action by the stockholders.

The authorization of the shares of multiple series of stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized shares. The issuance of additional series of common or preferred stock by our Board of Directors could dilute and otherwise adversely affect the rights of the holders of currently issued shares of common and preferred stock. The increase could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us (through merger, tender offer, proxy contest or otherwise) more difficult. For example ,  a series of shares  be issued with voting rights  greater than the then  issued common  and preferred stock, with the effect being that the stockholders of that series of  stock would have the ability to control the vote of our stockholders, even though they may own less than a majority of our issued and outstanding stock.

The actions with respect to the abovementioned amendments to our certificate of incorporation are  not being taken by us in response to any known accumulation of shares or threatened takeover.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the Stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the Stockholder wishes to receive a separate copy of the Information Statement. In the event that a Stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (619) 398-3517, Ext. 308 at the Company's offices located 8885 Rehco Road, San Diego, California 92121.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.  Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.